Exhibit 16.1

September 10, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/ Madams:

We have read Item 4.01 of Bam! Entertainment, Inc.’s Form 8-K dated September 7, 2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP